MULTIPLE CLASS PLAN FOR AMSOUTH FUNDS ADOPTED BY THE BOARD OF
           TRUSTEES ON DECEMBER 6, 1995, AS AMENDED AND RESTATED AS OF
              NOVEMBER 23, 1999 AND AS AMENDED ON DECEMBER 17, 2002

                               MULTIPLE CLASS PLAN
                                FOR AMSOUTH FUNDS


      This constitutes a MULTIPLE CLASS PLAN (the "Plan") of AmSouth Funds, a Massachusetts business trust (the "Trust"), adopted pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the "1940 Act"). The Plan is applicable to each series of the Trust's units of beneficial interest (each a "Fund" and collectively the "Funds") set forth in Schedule I, defined as the Retail Funds and the Institutional Funds, as amended from time to time.

      WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and shareholder servicing needs of its current and future investors; and

      WHEREAS, the Board of Trustees of the Trust (the "Board of Trustees"), including a majority of the Trustees who are not "interested persons" of the Trust, as such term is defined by the 1940 Act, mindful of the requirements imposed by Rule 18f-3(d) under the 1940 Act, has determined to adopt this Plan to enable the Funds to provide appropriate services to certain designated classes of shareholders of the Funds;

      NOW, THEREFORE, the Trust designates the Plan as follows:

1.    Designation of Classes.

      A. RETAIL FUNDS. Each Retail Fund shall offer its units of beneficial interest ("Shares") in three classes: Class I Shares, Class A Shares and Class B Shares, except for the AmSouth U.S. Treasury Money Market Fund, the AmSouth Tax-Exempt Money Market Fund and the AmSouth Treasury Reserve Money Market Fund which offer only two classes: Class I Shares and Class A Shares.

      B. INSTITUTIONAL FUNDS. Each Institutional Fund shall offer Shares in three classes: Institutional Class 1 Shares, Institutional Class 2 Shares and Institutional Class 3 Shares.

2.    Redesignation of Existing Shares.

      A. The Shares of the AmSouth Prime Money Market Fund, the AmSouth U.S. Treasury Money Market Fund, AmSouth Tax-Exempt Money Market Fund and the AmSouth Treasury Reserve Money Market Fund of the Trust outstanding as of April 1, 1996, were redesignated as of that date as Trust Class Shares. The Shares of the remaining series of the Trust existing as of March 12, 1997, were redesignated as Class A Shares effective as of September 1, 1997.

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      B. The Trust Class Shares outstanding as of December 1, 2002 were redesignated as of that date as Class I Shares. The Class I Shares, Class II Shares and Class III Shares were redesignated as Institutional Class 1 Shares, Institutional Class 2 Shares and Institutional Class 3 Shares, respectively, as of that date.

3.    Purchases.

      A. RETAIL FUNDS. Class A Shares and Class B Shares are distributed to the general public pursuant to procedures outlined in the Trust's Registration Statement. Class I Shares may be purchased through procedures established by the distributor in connection with the requirements of fiduciary, advisory, agency, custodial and other similar accounts maintained by or on behalf of Customers of AmSouth Bank, as outlined in the Trust's Registration Statement. Class A Shares, Class B Shares and Class I Shares are subject to a minimum initial purchase amount.

      B. INSTITUTIONAL FUNDS.

         i.    Institutional Class 1 Shares

               Institutional Class 1 Shares may be purchased pursuant to procedures established in connection with the requirements of fiduciary, advisory, agency, custodial and other similar accounts maintained by or on behalf of Customers of AmSouth Bank and by other financial institutions approved by the Distributor, as outlined in the Trust's Registration Statement. Institutional Class 1 Shares are subject to a minimum initial purchase amount.


         ii.   Institutional Class 2 Shares and Institutional Class 3 Shares

               Institutional Class 2 Shares and Institutional Class 3 Shares may be purchased by institutional or corporate customers of AmSouth Bank and of other financial services providers approved by the distributor pursuant to procedures outlined in the Trust's Registration Statement. Where both Institutional Class 2 and Institutional Class 3 Shares are sold through the same service provider, the distributor shall require the financial institution to establish and maintain different arrangements for shareholders of each Class with respect to services or the distribution of shares. Institutional Class 2 Shares and Institutional Class 3 Shares are subject to a minimum initial purchase amount.

4.    Shareholder Services.

      A. RETAIL FUNDS. Shareholders of Class A Shares and Class B Shares may make automatic investments in a Fund from their bank accounts. Shareholders of Class A Shares and Class B Shares may also make regular

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      exchanges and redemptions of Class A Shares or Class B Shares. These services are not offered to shareholders of Class I Shares.

      B. INSTITUTIONAL FUNDS. Institutional Class 2 Shares and Institutional Class 3 Shares of the Institutional Funds are provided sub-transfer agency services.

5.    Sales Charges.

      A. RETAIL FUNDS.

         i.    Class I Shares

               Class I Shares are not subject to a sales charge at the time of purchase or upon redemption.

         ii.   Class A Shares

               Class A Shares, except Class A Shares of any money market funds, are subject to a sales charge at the time of purchase. The sales charge is based on a percentage of the offering price and may vary based on the amount of purchase. Sales charges may be waived for certain purchasers or inapplicable to purchases over a designated level in accordance with the current Registration Statement. A contingent deferred sales charge may be assessed on redemptions within twelve months of purchase of Class A Shares sold without a sales charge in accordance with the current Registration Statement. The charge will be assessed on an amount equal to the lesser of the then current market value or the cost of the Shares being redeemed. Accordingly, no contingent deferred sales charge is imposed on increases in net asset value above the initial purchase price. In addition, no charge is assessed on Shares derived from the reinvestment of dividends or capital gain distributions.

         iii.  Class B Shares

               If a shareholder redeems Class B Shares prior to the sixth anniversary of purchase, the shareholder will pay a contingent deferred sales charge assessed on an amount equal to the lesser of the then current market value or the cost of the Shares being redeemed. Accordingly, no contingent deferred sales charge is imposed on increases in net asset value above the initial purchase price. In addition, no charge is assessed on Shares derived from the reinvestment of dividends or capital gain distributions. The amount of the contingent deferred sales charge, if any, varies depending on the number of years from the time of payment for the purchase of Class B Shares until the time of redemption of such Shares. The schedule of contingent deferred sales charges shall be disclosed in the Trust's Registration Statement and may be waived in accordance with the procedures outlined in the Trust's Registration Statement.

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

      B. INSTITUTIONAL FUNDS. Institutional Class 1 Shares, Institutional Class 2 Shares and Institutional Class 3 Shares are not subject to a sales charge at the time of purchase or upon redemption.

6. Shareholder Services Fee (not subject to Rule 12b-1).

      A. RETAIL FUNDS.

         i.    Class I Shares

               Class I Shares are subject to a shareholder services fee assessed in accordance with the Shareholder Services Plan adopted by the Board of the Trust (respectively, the "Services Fee" and the "Services Plan").

         ii.   Class A Shares

               Class A Shares are subject to a shareholder services. fee assessed in accordance with the Shareholder Services Plan adopted by the Board of the Trust (respectively, the "Services Fee" and the "Services Plan") .

         iii.  Class B Shares

               Class B Shares are not subject to a fee under the Shareholder Services Plan, but are subject to a fee under the Distribution and Shareholder Services Plan (see Section 7 (A) (ii) below).

      B. INSTITUTIONAL FUNDS. Institutional Class 1 Shares, Institutional Class 2 Shares and Institutional Class 3 Shares are not subject to a shareholder services fee.

7.    Distribution and Shareholder Services Fee (subject to Rule 12b-1) .

      A. RETAIL FUNDS.

         i. Class I Shares and Class A Shares

               Class I Shares and Class A Shares are not subject to a distribution and shareholder services fee

         ii.   Class B Shares

               Class B Shares of the Fund are subject to a distribution and shareholder services fee assessed in accordance with the Distribution and Shareholder Services Plan adopted by the Trust (the "Distribution Plan") (the "B Share Fee"). the Services Fee is lower than the B Share Fee.

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

      B. INSTITUTIONAL FUNDS.

         i.    Institutional Class 1 Shares

               Institutional Class 1 Shares are not subject to a distribution and shareholder services fee.

         ii.   Institutional Class 2 Shares and Institutional Class 3 Shares

               Institutional Class 2 Shares and Institutional Class 3 Shares are subject to a distribution and shareholder services fee assessed in accordance with the Distribution and Shareholder Services Plan adopted by the Trust (the "Distribution Plan") (the "Distribution Fee") . The fee assessed the Institutional Class 2 Shares is lower than the fee assessed the Institutional Class 3 Shares.

8.    Exchanges.

      A. RETAIL FUNDS

         i.    Class I Shares

               Class I Shares of a Fund may be exchanged for Class I Shares of another Fund. Class I Shares may also be exchanged for Class A Shares, if the shareholder ceases to be eligible to purchase Class I Shares.

         ii.   Class A Shares

               Class A Shares may be exchanged for Class A Shares of another Fund. Class A Shares may be exchanged for Class I Shares only if the shareholder becomes eligible to purchase Class I Shares.

         iii.  Class B Shares

               Class B Shares of a Fund may be exchanged for Class B Shares of another Fund. Class B Shares may not be exchanged for Class A Shares and may be exchanged for Class I Shares only if the shareholder becomes eligible to purchase Class I Shares.

      B. INSTITUTIONAL FUNDS.

         i.    Institutional Class 1 Shares

               Institutional Class 1 Shares of an Institutional Fund may be exchanged for Institutional Class 1 Shares of another Institutional Fund.
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

            ii.   Institutional Class 2 Shares

                  Institutional Class 2 Shares of an Institutional Fund may be
            exchanged for Institutional Class 2 Shares of another Institutional Fund.

            iii.  Institutional Class 3 Shares

                  Institutional Class 3 Shares of an Institutional Fund may be
            exchanged for Institutional Class 3 Shares of another Institutional Fund.

9.    Redemptions.

      A. RETAIL FUNDS.

         i.    Class I Shares

               Class I Shares may be redeemed without charge.

         ii.   Class A Shares

               A redemption fee of 2% will be charged on sales or exchanges of Class A Shares made within 30 days of the date of purchase. The redemption fee will be charged on the current net asset value of the Class A Shares sold or exchanged. A "first-in, first-out" method will be used to determine how long shares have been held. This means that if Class A Shares were purchased on different days, the Shares purchased first will be redeemed first for purposes of determining whether the redemption fee will be charged. The redemption fee will not be imposed on a redemption or exchange of Class A Shares: (i) purchased upon the reinvestment of dividend and capital gain distributions; or (ii) redeemed through the Systematic Withdrawal Plan.

         iii.  Class B Shares

               Class B Shares may be subject to a Contingent Deferred Sales Charge as outlined in Section 5.

      B. INSTITUTIONAL FUNDS. Institutional Class 1 Shares, Institutional Class 2 Shares and Institutional Class 3 Shares of a Fund may be redeemed without charge.

10.   Voting Rights.

      Each Share held entitles the shareholder of record to one vote. Each Fund will vote separately on matters relating solely to that Fund. Each class of a Fund shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from


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

the interests of any other class. However, all Fund shareholders will have equal voting rights on matters that affect all Fund shareholders equally.

11.   Expense Allocation.

      A. RETAIL FUNDS. Class A Shares and Class I Shares shall pay the expenses associated with the Services Plan and Class B Shares shall .pay the expenses associated with the Distribution Plan. Each class may, at the Board's discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses will be allocated to each class on the basis of the relative net asset value of that class in relation to the net asset value of the Fund.

      B. INSTITUTIONAL FUNDS. Institutional Class 2 Shares and Institutional Class 3 Shares shall pay the expenses associated with the Distribution Plan. Each class may, at the Board's discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses will be allocated to each class on the basis of the relative net asset value of that class in relation to the net asset value of the Fund.

12.   Dividends.

      A. RETAIL FUNDS. The amount of dividends payable on Class I and Class A Shares may be more than the dividends payable on Class B Shares because of the respective fees charged as outlined in Sections 6.

      B. INSTITUTIONAL FUNDS. The amount of dividends payable on Institutional Class 1 Shares may be more than the dividends payable on Institutional Class 2 Shares and the amount of dividends payable on Institutional Class 2 Shares may be more than the dividends payable on Institutional Class 3 Shares because of the Distribution Fee charged as outlined in Section 7.

13.   Termination and Amendment.

      This Plan may be terminated or amended pursuant to the requirement of Rule 18f-3(d) under the 1940 Act.

14. The names "AmSouth Funds" and "Trustees of AmSouth Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated June 25, 1993 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of AmSouth

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

Funds entered into in the name or on behalf thereof by any of the Trust, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

      Adopted by the Board of Trustees on December 6, 1995, as amended and restated July 16, 1997, March 17, 1998, November 23, 1999 and December 17, 2002.

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

                                   SCHEDULE I

                               MULTIPLE CLASS PLAN
                                FOR AMSOUTH FUNDS
                                DECEMBER 17, 2002

                                  RETAIL FUNDS
                                  ------------
                         AmSouth Prime Money Market Fund
                     AmSouth U.S. Treasury Money Market Fund
                      AmSouth Tax Exempt Money Market Fund
                   AmSouth Treasury Reserve Money Market Fund
                               AmSouth Value Fund
                           AmSouth Select Equity Fund
                          AmSouth Enhanced Market Fund
                             AmSouth Large Cap Fund
                           AmSouth Capital Growth Fund
                              AmSouth Mid Cap Fund
                             AmSouth Small Cap Fund
                        AmSouth International Equity Fund
                              AmSouth Balanced Fund
            AmSouth Strategic Portfolios Aggressive Growth Portfolio
                 AmSouth Strategic Portfolios: Growth Portfolio
            AmSouth Strategic Portfolios: Growth and Income Portfolio
       AmSouth Strategic Portfolios: Moderate Growth and Income Portfolio
                         AmSouth Government Income Fund
                         AmSouth Limited Term Bond Fund
                                AmSouth Bond Fund
                           AmSouth Municipal Bond Fund
                         AmSouth Florida Tax-Exempt Fund
                        AmSouth Tennessee Tax-Exempt Fund
                               INSTITUTIONAL FUNDS
                               -------------------
            AmSouth Institutional Prime Obligations Money Market Fund

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